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                                                                    EXHIBIT 23.6

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to (i) use in the Prospectus (the "Prospectus") constituting part of the Registration Statement on Form S-3 filed by EXCO Resources, Inc., a Texas corporation (the "Company"), under the Securities Act of 1933 (the "Act"), of information contained in our reserve reports relating to the oil and gas reserves and revenue as of December 31, 1997, of certain interests in Jacobi-Johnson Energy, Inc., the Maverick County Properties and the Dawson County Properties, and the information derived from such letters,
(ii) all references to such report letters and/or to this firm in such Prospectus, and further consent to our being named as an expert in the section titled "Experts," (iii) the incorporation by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 of information contained in our reserve reports relating to the Company's oil and gas reserves and revenue as of December 31, 1995, December 31, 1996 and December 31, 1997, and (iv) the incorporation of this consent in any Registration Statement filed for the same offering pursuant to Rule 462(b) under the Act.

                                        LEE KEELING AND ASSOCIATES, INC.


                                        By:  /s/ KENNETH RENBERG
                                           -------------------------------
                                           Kenneth Renberg, Vice President

Tulsa, Oklahoma
September 25, 1998